                                                                    EXHIBIT 4.01


                       NOTE AND WARRANT CREDIT AGREEMENT

     This NOTE AND WARRANT CREDIT AGREEMENT (this "Agreement") is made as of June 4, 1999 by and among Silicon Valley Research, Inc., a California corporation (the "Company"), and the parties listed on the Schedule of Investors attached to this Agreement as Exhibit A (individually an "Investor" and collectively the "Investors").

                                   RECITALS

     A. The Company is currently in need of funds to help finance expenses for an upcoming trade show, new product development and marketing activities.

     B. The Company wishes to borrow $790,000 in the aggregate from the Investors and the Investors are willing to loan certain sums to the Company in exchange for the issuance to them of (i) certain subordinated promissory notes evidencing the Company's obligation to repay the Investors' loans, and (ii) certain warrants to purchase shares of the Company's capital stock, all in accordance with the terms and conditions of this Agreement.

     NOW THEREFORE, the parties hereby agree as follows:

Section 1.  COMMITMENT TO LEND.

     1.1 Commitment to Lend. Subject to the terms and conditions of this Agreement, each of the Investors agrees, severally and not jointly, to make a loan of funds to the Company on a non-revolving basis in the principal amount set forth next to such Investor's name on Exhibit A (such loans being collectively hereinafter referred to as "Loans" and each individually as a "Loan"), in an aggregate total principal amount of $790,000.

     1.2 Notes and Warrants. The Company's indebtedness to each of the Investors under each Loan will be evidenced by a subordinated promissory note of the Company in the form attached hereto as Exhibit B (each a "Note" and collectively the "Notes") in the principal amount of the Loan advanced by such Investor. Furthermore, at the time of the making of the Loans and the execution and delivery of the Notes by the Company, the Company will execute and deliver to each Investor a warrant for the purchase of common stock of the Company in the form attached hereto as Exhibit C (each a "Warrant" and collectively the "Warrants") for the number of shares of common stock of the Company set forth next to such Investor's name on Exhibit A. The obligation of the Company to issue any Warrant, however, is subject to the receipt by the Company from the Investor receiving the Warrant of a purchase price for such Warrant in an amount equal to $0.01 for each share of common stock covered by the Warrant.

     1.3 Terms of Notes. All principal and accrued but unpaid interest on the Notes shall be due and payable on June 15, 2002. Other terms for the repayment and/or prepayment of principal and interest under the Notes are set forth herein.
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     1.4 Payments.  All payments made under the Notes on account of principal and interest shall be made to the Investors not later than 11:00 a.m., San Francisco time, on each date of payment, in lawful money of the United States of America and in the form of a wire transfer of immediately available funds to such Investor, or such other form of payment as such Investor may approve, at such places in the United States as such Investor shall specify.

     1.5 Taxes. All payments to be made by the Company to or for the Investors under this Agreement or the Notes shall be made without setoff or counterclaim and clear of, and without deduction for, any taxes or amounts in consequence of taxes, including without limitation any stamp, registration or other like taxes payable on or in respect of the Loans, the Notes or any document or obligation relating thereto, and of any levies, imposts, duties, charges, fees, deductions, withholdings, restrictions and conditions of any nature (other than taxes on or in respect of the overall income of any Investor) now or hereafter imposed by any State or government or any political subdivision or taxing authority thereof or therein unless the Company is compelled by law to deduct or withhold any such taxes, levies, imposts, duties, charges or fees in respect of any Investor. If the Company is so compelled, it will, concurrently with the payment of interest hereunder, pay to such Investor the necessary amount to enable such Investor to receive a net amount equal to the full amount which it would have received had no such deduction been made.

     1.6 Expenses.   The Company shall pay all out-of-pocket expenses incurred
by the Investors, including any stamp or other taxes and the fees and expenses of counsel for the Investors, in connection with (i) the interpretation, enforcement or waiver of any provision hereof, of the Notes or of the Warrants, and (ii) any filings required to be made (or, in the opinion of the Investor, advisable to be made) by the Investor with the Securities and Exchange Commission ("SEC") relating in any way to any or all of the Securities (as that term is defined herein), including without limitation any expenses incurred to make any such filing under EDGAR. In addition, the Company shall at the time of the funding of the Loan pay (out of the proceeds of the Loans or in another manner satisfactory to the Investors) the fees and expenses of McCutchen, Doyle, Brown & Enersen, LLP, counsel for J.F. Shea Co., Inc., in the preparation, negotiation, execution and delivery of this Agreement, the Notes and the Warrants.

     1.7 Proceeds of Loans. The Company agrees that the uses to which the proceeds of the Loans may be put shall be limited to the payment of expenses for
(i) the Company's participation in the Design Automation Conference trade show in New Orleans, Louisiana in June 1999, (ii) new product development, (iii) marketing of products, (iv) payment of back rent on the Company's headquarters in San Jose, California, (v) payment of $135,000 to Imperial Bank ("Imperial") under that certain Settlement Agreement between the Company and Imperial dated May 11, 1999, and (vi) other accounts payable. The payment to Imperial under the above-referenced Settlement Agreement shall be paid directly to Imperial on behalf of the Company from the proceeds of the Loans.

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Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company hereby represents and warrants to each Investor that the statements in the following paragraphs of this Section 2 are all true and complete:

     2.1 Organization, Good Standing and Qualification. The Company has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of California. The Company has the corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted.

     2.2 Corporate Power. The Company has the corporate power and authority to execute and deliver this Agreement, the Notes and the Warrants to be purchased by the Investors hereunder, to issue the Notes and the Warrants and to carry out and perform all its obligations under this Agreement, the Notes and the Warrants. The Company has the corporate power and authority to issue the shares of stock of the Company issuable upon conversion of the Notes (the "Conversion Stock") and upon exercise of the Warrants (the "Warrant Stock").

     2.3 Due Authorization. All corporate action on the part of the Company's directors and shareholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement, the Notes and the Warrants (including the issuance of the Conversion Stock and the Warrant Stock) has been taken, and this Agreement constitutes, and the Notes and the Warrants when executed and delivered by the Company will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditor's rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies.

     2.4 Valid Issuance.

     (a) The Conversion Stock and the Warrant Stock, when and if issued, sold and delivered in accordance with the terms of the Notes or the Warrants, respectively, for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable. The Company has validly reserved for issuance the maximum number of shares, as of the date of funding, of the Conversion Stock and the Warrant Stock.

     (b) Based in part on the representations made by the Investors in Section 3 hereof, the offer and sale of the Notes and the Warrants solely to the Investors in accordance with the Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the State of California.

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

     2.5 No Violation. The execution, delivery and performance by the Company of this Agreement, the Notes and the Warrants (and, if required, the issuance of the Conversion Stock and the Warrant Stock) do not violate the Articles of Incorporation or By-Laws of the Company or any provision of applicable law or regulation, or result in a breach of or constitute a default under any agreement, note, indenture, lease or other instrument to which the Company is a party or by which the Company or any of its properties is or may be bound.

     2.6 Accuracy of Financial Statements. The financial statements of the Company for the quarter ended March 31, 1999 are accurate and complete and present fairly the financial condition of the Company, and have been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statements, there has been no material adverse change in the financial condition or operations of the Company.

     2.7 Title to Property. The Company (after giving effect to the payment to Imperial referred to in Section 1.7) has good and marketable title to its properties subject to no mortgage, deed of trust, pledge, lien, encumbrance or security interest except as disclosed in the financial statements referred to in
Section 2.6.

     2.8 Defaults, Etc. Attached hereto as Schedule 1 is a complete and accurate list of all (i) defaults, judgments or liens filed or claimed against the Company or any of its assets, (ii) all notices of default received by the Company that have not been fully cured or waived, and (iii) all pending or threatened lawsuits against the Company.

Section 3  REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTORS.

     Each Investor hereby severally (and not jointly) represents and warrants to, and agrees with, the Company that:

     3.1 Authorization. This Agreement constitutes such Investor's valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies. Each Investor represents that such Investor has full power and authority to enter into this Agreement and has duly authorized the execution and delivery of the same.

     3.2 Purchase for Own Account. The Notes, the Warrants, the Conversion Stock and the Warrant Stock (collectively the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the distribution thereof within the meaning of the 1933 Act.

     3.3 Disclosure of Information. Such Investor believes that such Investor has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities. Such Investor further has had an opportunity to ask questions and receive answers from the Company regarding the

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terms and conditions of the offering of the Securities and to obtain additional information necessary to verify any information furnished to such Investor or to which such Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in
Section 2.

     3.4 Investment Experience. Such Investor understands that the purchase of the Securities involves substantial risk. Such Investor has experience as an investor in securities in technology companies and acknowledges that such Investor is able to fend for itself, can bear the economic risk of such Investor's investment in the Securities and has such knowledge and experience in financial or business matters that such Investor is capable of evaluating the merits and risks of this investment in the Securities and protecting its own interests in connection with this investment.

     3.5 Accredited Investor Status. Such Investor is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

     3.6 Restricted Securities. Such Investor understands that the Securities are characterized as "restricted securities" under the 1933 Act and Rule 144 promulgated thereunder inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, such Investor represents that such Investor is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Such Investor understands that the Company is under no obligation to register any of the securities sold hereunder.

     3.7 No Solicitation. At no time was the Investor presented with or solicited by any publicly issue or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.

     3.8 Legends. It is understood that the certificates evidencing the Securities will bear legends substantially similar to those set forth below:

     (a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

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     (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations or any other state securities laws.

     The legend set forth in (a) above shall be removed by the Company from any certificate evidencing the Securities upon delivery to the Company of an opinion of counsel, reasonably satisfactory to the Company, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Securities.

Section 4 CONDITIONS TO CLOSING.

     4.1 Conditions to Investors' Obligations. The obligations of each Investor under Section 1 of this Agreement are subject to the fulfillment or waiver, on or before the closing, of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent to such waiver, which consent must be given by written communication:

     (a) Each of the representations and warranties of the Company contained in
Section 2 shall be true and correct on and as of the date of closing with the same effect as though such representations and warranties had been made on and as of the date thereof;

     (b) The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the closing and shall have obtained all approvals, consents and qualifications necessary to complete the advance of the Loans;

     (c) The Investors shall have received an incumbency certificate of persons authorized to execute this Agreement, the Notes and the Warrants for the Company and a copy of the resolutions authorizing, approving and ratifying each of the foregoing documents and the transactions contemplated herein and therein, duly adopted by the Board of Directors of the Company, together with a certificate of the Secretary of the Company, dated the date hereof, that each such copy is a true and correct copy of resolutions duly adopted at a meeting, or by the unanimous written consent, of the Board of Directors of the Company and that such resolutions have not been modified, amended, rescinded or revoked in any respect and are in full force and effect as of the date hereof;

     (d) No Event of Default shall have occurred and be continuing; and

     (e) Investors shall have made the Loan in the aggregate principal amount of $650,000.

     4.2 Condition to Company's Obligations. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment or waiver on or before the Initial Closing of the following condition by such Investor.

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     (a)  The representations and warranties of such Investor contained in
Section 3 shall be true and correct on the date of the Initial Closing with the same effect as though such representations and warranties had been made on and as of the Initial Closing.

Section 5. COVENANTS.

     The Company further agrees that until payment in full of the Notes and all other amounts due hereunder, the Company will not without prior written consent of the Noteholders:

     5.1 Additional Indebtedness. Create, incur, assume or suffer to exist any indebtedness or liabilities in an aggregate amount in excess of $500,000 resulting from borrowings by the Company, loans or advances to the Company, purchase money financing of assets by the Company or leases under which the Company is the lessee that are classified as capital leases under GAAP.

     5.2 Transfers or Further Encumbrances. Transfer any of its assets other than in the ordinary course of business or create, incur, assume or suffer to exist any mortgage, pledge, encumbrance, lien, security interest or charge upon its properties other than (i) liens arising by operation of law securing amounts that are not yet due and payable, (ii) matters disclosed by the financial statements referred to in Section 2.6, or (iii) security interests to secure indebtedness of the types described in Section 5.1 and in an aggregate amount not exceeding $500,000.

     5.3 Merger, Consolidation or Sale of Assets. Merge into, or merge or consolidate with, any corporation or other entity, or acquire all or substantially all of the properties of any other corporation or entity; or sell, lease, assign, transfer or otherwise dispose of all or substantially all of its properties.

     5.4 Guaranties. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments in the ordinary course of business) or accommodation endorser or otherwise for the debt or obligations or any other person or entity.

     5.5 Loans or Advances. Make any loans, advances or investments in or to any person, corporation or other entity, other than short term investments in prime commercial paper or certificates of deposit issued by major banks or those loans, advances or investments disclosed on the financial statements referred to in Section 2.6.

     5.6 Dividends or Distributions. Declare or pay any dividend either in cash, stock or other property; or redeem, retire, purchase or otherwise acquire any shares of any class of the Company's stock now or hereafter outstanding.

     5.7 Purchase of Property. Purchase any real or personal property other than required in the ordinary course of business at a reasonable market value.

     5.8 Permit from California Department of Corporations. The Company shall, within one week of the date of the making of the Loans, file at its own expense an

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application with the California Department of Corporations for qualification by permit of the Notes and the Warrants in order to avail itself of the benefit of the provisions of Section 25116 of the California Corporations Code. The Company shall use its best efforts to obtain said permit as soon as practicable.

Section 6. DEFAULT; REMEDIES.

     6.1 Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement and the Notes, whether such occurrence shall be voluntary or involuntary, or come about or be effected by operation of law or otherwise:

     (a) The Company shall fail to pay when due any principal, interest, fees or other amounts payable under this Agreement or any of the Notes;

     (b) Any representation or warranty made by the Company under this Agreement, any of the Notes or any of the Warrants shall prove to be at any time incorrect or misleading in any respect;

     (c) The Company shall fail to observe or perform any obligation, agreement, covenant or other provision contained in this Agreement or in any of the Notes or the Warrants (other than as set forth in subsections (a) or (b) above), if such default shall continue for a period of ten business days from the date of written notice of such default from any Investor;

     (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than this Agreement, any of the Notes or any of the Warrants), in each case not cured or waived within any applicable cure period, pursuant to which the Company has incurred any indebtedness for borrowed money or financed the purchase of any asset or leased any property with a book value greater than $25,000;

     (e) The filing of a notice of judgment lien in excess of $25,000 against the Company, or the recording of any abstract of judgment in excess of $25,000 against the Company, or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of the Company with respect to any claim in excess of $25,000;

     (f) The Company shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due or shall make a general assignment for the benefit of creditors; the Company shall file a voluntary petition in bankruptcy, or seek reorganization or any other relief, under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time (the "Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect, or any involuntary petition or proceeding pursuant to said Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against the Company if such involuntary proceeding shall remain undismissed and unstayed for a period of 30 days or the Company shall file an answer admitting the

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jurisdiction of the court and the material allegations of any involuntary petition, or the Company shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors; or

     (g) The dissolution or liquidation of the Company, or the Company shall take action seeking to effect the dissolution or liquidation of the Company.

     6.2 Remedies.

     (a) If any Event of Default described in Section 6.1(f) shall occur, each Investor immediately shall be discharged from the performance of any obligation under this Agreement, or any Note or Warrant held by such Investor which has not performed as of the time of such Event of Default, and the aggregate outstanding principal amount of all of the Notes, along with all accrued interest, shall immediately become due and payable.

     (b) If any Event of Default other than those referred to in Section 6.2(a) shall occur and be continuing, any Investor, at its option, shall immediately be discharged from the performance of any obligation under this Agreement, or any Note or Warrant held by such Investor which has not been performed as of the time of such Event of Default, and any Investor, at its option, may declare the aggregate outstanding principal amount of all of the Notes held by it, along with all accrued interest, to be due and payable immediately. If any Investor accelerates the payment of its Notes pursuant to this Section 6.2(b), said Investor shall provide a copy of its acceleration notice to the Company and to every other Investor at the time of said notice.

     (c) At any time after the aggregate outstanding principal amount of the Note(s) of any Investor has been declared due and payable in accordance with
Section 6.2(a) or 6.2(b), such Investor may proceed to protect and enforce its rights, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Agreement or any Note or in aid of the exercise of any power granted in this Agreement or any Note, or proceed to enforce the payment of the Note(s) held by it or to enforce any other legal or equitable rights of such Investor. All payments received by such Investor shall be applied in the following order:

        (i) To all costs and expenses (including attorneys' fees) incurred by such Investor in enforcing any debt of the Company hereunder or in collecting any payments due hereunder or under the Note(s) held by it;

        (ii)  To accrued and unpaid interest on the Note(s) held by it;

        (iii)  To the principal amount of the Note(s) held by it outstanding;
and

        (iv)  To any other debt of the Company owing to such Investor.

     All rights, powers and remedies of the Investors may be exercised at any time by any Investor and from time to time after the occurrence of an Event of Default. All rights, powers and remedies of the Investors in connection with this Agreement, the Notes and the

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Warrants are cumulative and not exclusive of and shall be in addition to any other rights, powers or remedies provided bylaw or equity.

Section 7. GENERAL PROVISIONS.

     7.1 Survival of Warranties. The representations, warranties and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Investors or the Company, as the case may be.

     7.2 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

     7.3 Counterparts. This Agreement may be executed in two or more counterpart signature pages, all of which when combined shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.4 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given and received under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile or telecopier, addressed to the other party at its facsimile number or telecopier address specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier service, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by registered or certified mail (return receipt requested).

     All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth on the signature pages to this Agreement, or at such other address as such other party may designate by 10 days' advance written notice to the other parties hereto. Notices to the Company will be marked "Attention: President" and notices to each Investor will be addressed to the person who signed this Agreement for such Investor.

     7.5 Amendments and Waivers. Any term of this Agreement, the Notes and the Warrants may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and all of the Investors, respectively, except that the provisions of Section 5 hereof or of any Event of Default covered by Sections 6.1(b)(e) may be waived by Investors holding an aggregate of 66-2/3% of the principal amount of the Notes then outstanding. Any amendment or waiver effected in accordance with this Section 7.5

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shall be binding upon each holder of any of the Notes and Warrants at the time outstanding, each future holder of such securities, and the Company.

     7.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

     7.7 Entire Agreement. This Agreement, the Notes and the Warrants, together with all exhibits and schedules hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

     7.8 Further Assurances. From and after the date of this Agreement, upon the request of any Investor or the Company, the Company and the Investors shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

     7.9 Assignment. The rights and obligations of the Company and the Investors shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties; provided, however that no assignment or transfer of the rights and obligations of either the Company or the Investors shall be effected without the prior written consent of the other party.

     7.10 Additional Investors. Until July 15, 1999, but not thereafter, the Company may issue additional subordinated promissory notes of the tenor of the Notes in consideration for new loans in an additional aggregate initial principal amount of $210,000, such that the total initial principal amount of all subordinated promissory notes (including the Notes issued for the Loans) does not exceed $1,000,000. The payees of such Notes shall also be issued warrants for common stock of the Company of the same tenor as the Warrants in an amount calculated by using the same proportion as the principal amount of the Loans made by each Investor on Schedule A bears to the number of shares of common stock for which such Investor received a Warrant. Each such additional lender shall become a party to this Agreement, shall have all of the rights and obligations of an Investor hereunder and shall be considered an Investor for all purposes hereof (including the making of all representations and warranties under Section 3 hereof), and the note and warrant issued to such Investor and the loan made by such Investor shall be considered a Note, a Warrant and a Loan hereunder.

     IN WITNESS WHEREOF, the parties have executed this Note and Warrant Credit Agreement as of the date first hereinabove written.

THE COMPANY             INVESTORS
-----------             ---------

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Attachments:
Schedule 1 -  Certain Disclosures
Exhibit A  -  Schedule of Investors
Exhibit B  -  Form of Note
Exhibit C  -  Form of Warrant

                                                                       EXHIBIT C

                                FORM OF WARRANT


SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                         SILICON VALLEY RESEARCH, INC.
                       WARRANT TO PURCHASE COMMON STOCK

                           Void after June 15, 2004

     1. Warrant to Purchase Common Stock.

     (a) Warrant to Purchase Shares. This warrant (the "Warrant") certifies that
         --------------------------
in consideration of the receipt of $0.01 per share and for other good and valuable consideration duly received, ___________________ (the "Warrant Holder") is entitled, effective as of June __, 1999, subject to the terms and conditions of this Warrant, to purchase from Silicon Valley Research, Inc., a California corporation (the "Company"), up to a total of ___ shares of Common Stock, no par value (the "Common Stock"), of the Company (the "Shares") at the price of $0.125 per share (the "Exercise Price") at any time or from time to time during the period commencing on the date hereof until 5:00 p.m. Pacific Time on June 15, 2004 (the "Expiration Date"). This Warrant must be exercised, if at all, on or before the Expiration Date. Unless the context otherwise requires, the term "Shares" shall mean and include the stock and other securities and property at any time receivable or issuable upon exercise of this Warrant. The term "Warrant" as used herein, shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

     (b) Adjustment of Exercise Price and Number of Shares. The number and
         -------------------------------------------------
character of Shares issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Exercise Price therefor are subject to adjustment upon occurrence of the following events:

          (A)  Adjustment for Stock Splits, Stock Dividends, Recapitalizations,
               ----------------------------------------------------------------
     etc. The Exercise Price of this Warrant and the number of Shares issuable
     ---
     upon exercise of this Warrant shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event altering the number of outstanding shares of the Company's Common Stock.

          (B)  Adjustment for Other Dividends and Distributions. In case the
               ------------------------------------------------
     Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Shares payable in securities of the Company then, and in each such case, the Warrant Holder, on exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the Shares (or such other stock or securities) issuable on such exercise prior to such date, the securities of the Company to which such Warrant Holder would have been entitled upon such date if such Warrant Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

     (c)  Adjustment for Capital Reorganization, Consolidation, Merger. If any
          ------------------------------------------------------------
capital reorganization of the capital stock of the Company, or any consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets to another corporation shall be effected in such a way that holders of the Company's Common Stock will be entitled to receive stock, securities or assets with respect to or in exchange for the Company's Common Stock, and in each such case the Warrant Holder, upon the exercise of this Warrant, at any time after the consummation of such capital reorganization, consolidation, merger, or sale, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Warrant Holder would have been entitled upon such consummation if such Warrant Holder had exercised this Warrant immediately prior to the consummation of such capital reorganization, consolidation, merger, or sale, all subject to further adjustment as provided in this Section 1(c); and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

     2. Manner of Exercise.
        ------------------

     (a) Exercise Agreement. This Warrant may be exercised, in whole or in part,
         ------------------
on any business day on or prior to the Expiration Date. To exercise this Warrant, the Warrant Holder must surrender to the Company this Warrant and deliver to the Company: (i) a duly executed exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company from time to time (the "Warrant Exercise Agreement"); (ii) if applicable, a spousal consent in the form attached hereto as Exhibit B; and
(iii) payment in full of the Exercise Price for the number of Shares to be purchased upon exercise hereof. If someone other than the Warrant Holder exercises this Warrant, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Warrant. Upon a partial exercise, this Warrant shall be surrendered, and a new Warrant of the same tenor for purchase of the number of remaining Shares not previously purchased shall be issued by the Company to the Warrant Holder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date.

     (b) Limitations on Exercise. This Warrant may not be exercised for fewer
         -----------------------
than 1,000 Shares unless it is exercised for all Shares as to which this Warrant is then exercisable.

     (c) Payment. The Warrant Exercise Agreement shall be accompanied by full
         -------
payment of the Exercise Price for the Shares being purchased in cash (by check), or where permitted by law:

          (A) by cancellation of indebtedness of the Company to the Warrant Holder;

          (B) by surrender of Shares of the Company's Common Stock that are clear of all liens, claims, encumbrances or security interests or were obtained by the Warrant Holder in the public market;

          (C) provided that a public market for the Company's stock exists, (1) through a "same-day-sale" commitment from the Warrant Holder and a broker-dealer that is a member of the National Association of

     Securities Dealers (an "NASD Dealer") whereby the Warrant Holder irrevocably elects to exercise this Warrant and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company, or (2) through a "margin" commitment from the Warrant Holder and an NASD Dealer whereby the Warrant Holder irrevocably elects to exercise this Warrant and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company;

          (D) by "Net Exercise," in which case the Company shall deliver to the Warrant Holder (without payment of any additional Exercise Price) that number of Shares equal to the quotient obtained by dividing:

               1) the value of the Shares purchased upon exercise at the time of exercise (such value to be determined by subtracting (i) the aggregate Exercise Price for such Shares as in effect immediately prior to exercise from (ii) the aggregate Fair Market Value (as defined in Section 12 below) for such Shares immediately prior to the exercise of this Warrant), by

               2) the Fair Market Value of one (1) Share immediately prior to exercise; or

          (E) by any combination of the foregoing.

     (d) Tax Withholding. Prior to the issuance of the Shares upon exercise of
         ---------------
this Warrant, the Warrant Holder must pay or provide for any applicable federal or state withholding obligations of the Company.

     (e) Issuance of Shares. Provided that the Exercise Agreement and payment
         ------------------
have been received by the Company as provided above, the Company shall issue the Shares (adjusted as provided herein) registered in the name of the Warrant Holder, the Warrant Holder's authorized assignee, or the Warrant Holder's legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

     3. Compliance with Laws and Regulations. The exercise of this Warrant and
        ------------------------------------
the issuance and transfer of Shares shall be subject to compliance by the Company and the Warrant Holder with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange and/or over-the-counter market on which the Company's Common Stock may be listed at the time of such issuance or transfer.

     4. Transfer and Exchange. This Warrant and the rights hereunder may not be
        ---------------------
transferred, in whole or in part, without the Company's prior written consent, which consent shall not be unreasonably withheld, and may not be transferred unless such transfer complies with all applicable securities laws. If a transfer of all or part of this Warrant is permitted as provided in the preceding sentence, then this Warrant and all rights hereunder may be transferred, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company, by the Warrant Holder hereof in person, or by a duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any permitted partial transfer, the Company will issue and deliver to the Warrant Holder a new Warrant or Warrants with respect to the Warrants not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees to be bound by the terms, conditions, representations and warranties hereof (and as a condition to any transfer of this Warrant the transferee shall execute an agreement confirming the same) and, when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however, that until a transfer of this Warrant is
                 --------  -------
duly registered on the books of the Company, the Company may treat the Warrant Holder hereof as the owner of this Warrant for all purposes.

     5. Registration Rights. The Company agrees to file a registration statement
        -------------------
under the 1933 Act for the Warrant Shares on or before June 8, 1999 and thereafter shall use its best efforts to secure the effectiveness of such registration statement within ninety (90) days following the date of this Warrant. The Company will pay all expenses incurred in connection with the preparation and filing of such registration statement.

     6. Privileges of Stock Ownership. The Warrant Holder shall not have any of
        -----------------------------
the rights of a shareholder with respect to any Shares until the Warrant Holder exercises this Warrant and pays the Exercise Price.

     7. Entire Agreement. The Warrant Exercise Agreement is incorporated herein
        ----------------
by reference. This Warrant and the Warrant Exercise Agreement constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

     8. Notices. Any notice required to be given or delivered to the Company
        -------
under the terms of this Warrant shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to the Warrant Holder shall be in writing and addressed to the Warrant Holder at the address indicated below or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; five (5) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by fax or telecopier.

     9. Successors and Assigns. This Warrant shall be binding upon and inure to
        ----------------------
the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Warrant shall be binding upon the Warrant Holder and the Warrant Holder's heirs, executors, administrators, legal representatives, successors and assigns.

     10. Governing Law. This Warrant shall be governed by and construed in
         -------------
accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

     11. Acceptance. The Warrant Holder has read and understands the terms and
         ----------
provisions of this Warrant, and accepts this Warrant subject to all the terms and conditions hereof. The Warrant Holder acknowledges that there may be adverse tax consequences upon exercise of this Warrant or disposition of the Shares and that the Warrant Holder should consult a tax adviser prior to such exercise or disposition.

     12. Definition of Fair Market Value. As used herein, "Fair Market Value"
         -------------------------------
means, as of any date, the value of a share of the Company's Common Stock determined as follows:

          (a) if such Common Stock is then quoted on the Nasdaq National Market or the Nasdaq SmallCap Market, its last reported sale price on the Nasdaq National Market or the Nasdaq SmallCap Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

          (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

          (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market or the Nasdaq SmallCap Market, nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The National Quotation Bureau, for the over-the-counter market; or

          (d) if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in duplicate by its duly authorized representative and the Warrant Holder has executed this Warrant in duplicate as of June __ 1999.


SILICON VALLEY RESEARCH, INC.              WARRANT HOLDER

                                           -------------------------------------
By:
   --------------------------------        -------------------------------------
                                             (Signature)

   --------------------------------        -------------------------------------
   (Please print name and title)           (Please print name and title)



By:                                        Address:
   --------------------------------
                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

   --------------------------------        -------------------------------------
   (Please print name and title)

Address:
6360 San Ignacio Avenue
San Jose, CA 95119

                                   EXHIBIT A

                         SILICON VALLEY RESEARCH, INC.
                          WARRANT EXERCISE AGREEMENT


SILICON VALLEY RESEARCH, INC.
6360 San Ignacio Avenue
San Jose, California 95119-1231

     The Warrant Holder hereby elects to purchase the number of shares (the "Shares") of the Common Stock of Silicon Valley Research, Inc. (the "Company") as set forth below, pursuant to that certain Warrant dated as of the date set forth below (the "Warrant"), the terms and conditions of which are hereby incorporated by reference (please print):

Warrant Holder:                       Warrant Date:
               ---------------------               ------------------------
Social Security or                    Date of Exercise:
Federal Tax I.D. No.:                                  --------------------
                     ---------------  Exercise Price Per Share:
                                                               ------------
Address:                              Number of Shares Purchased:
        ----------------------------                             ----------
                                      Total Exercise Price:
                                                           ----------------

     The Warrant Holder hereby delivers to the Company the Total Exercise Price as follows (check and complete as appropriate):

        [ ] in cash in the amount of $________, receipt of which is acknowledged by the Company;

        [ ] by cancellation of indebtedness of the Company to the Warrant Holder in the amount of $________;

        [ ] by delivery of ___________ fully paid, nonassessable and vested shares of the Common Stock of the Company either owned by the Warrant Holder or obtained by the Warrant Holder in the open public market valued at the current fair market value of $___________ per share;

        [ ] through a "same-day-sale" commitment from the Warrant Holder and the broker named below in the amount of $_________ and substantially in the form attached hereto as Attachment 1;

        [ ] through a "margin" commitment from the Warrant Holder and the broker named below in the amount of $_________ and substantially in the form attached hereto as Attachment 2;

        or

        [ ]  by "Net Exercise".


     Broker Name __________________  Brokerage Firm _______________________

                                   EXHIBIT B

                                SPOUSE CONSENT


     The undersigned spouse of the Warrant Holder has read, understands, and hereby approves the Warrant Exercise Agreement between the Warrant Holder and the Company (the "Agreement"). In consideration of the Company's granting my spouse the right to purchase the Shares as set forth in the Agreement, the undersigned hereby agrees to be irrevocably bound by the Agreement and further agrees that any community property interest shall similarly be bound by the Agreement. The undersigned hereby appoints the Warrant Holder as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Date:
     ------------------           ----------------------------------------------
                                  Purchaser's Spouse

                          Address:
                                  ----------------------------------------------

                                  ----------------------------------------------

                                  ----------------------------------------------

          The Warrant Holder hereby confirms, represents and warrants the following:

          (a) Purchase for Own Account for Investment. Such Warrant Holder is purchasing the Shares for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the "1933 Act"). Such Warrant Holder has no present intention of selling or otherwise disposing of all or any portion of the Shares.

          (b) Access to Information. Such Warrant Holder has had an opportunity to ask questions of the Company's representatives concerning the Company, its present and prospective business, assets, liabilities and financial condition that such Warrant Holder reasonably considers important in making the decision to purchase the Shares.

          (c) Understanding of Risks.  Such Warrant Holder is fully aware of:
(i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on the transferability of the Shares (e.g., that such Warrant Holder may not be able to sell or dispose of the Shares); and (iv) the tax consequences of an investment in the Shares.

          (d) Warrant Holder's Qualifications. Such Warrant Holder is an "accredited" investor as defined under Regulation D under the 1933 Act. Such Warrant Holder is aware of the general business and financial circumstances of the Company and, by reason of such Warrant Holder's business or financial experience, such Warrant Holder is capable of evaluating the merits and risks of this investment and is financially capable of bearing a total loss of this investment.

          (e) Compliance with Securities Laws. Such Warrant Holder understands and acknowledges that, in reliance upon the representations and warranties made by such Warrant Holder herein, the Shares are not currently registered with the U.S. Securities and Exchange Commission (the "SEC") under the 1933 Act or being qualified under the California

Corporate Securities Law of 1968, as amended (the "California Law"), but instead are being issued under an exemption or exemptions from the registration and qualification requirements of the 1933 Act and the California Law or other applicable state securities laws which impose certain restrictions on such Warrant Holder's ability to transfer the Shares and Warrant Shares.

          (f) Restrictions on Transfer. Such Warrant Holder understands that such Warrant Holder may not transfer any of the Shares unless such Shares are registered under the 1933 Act or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. Such Warrant Holder understands that only the Company may file a registration statement with the SEC. Such Warrant Holder has also been advised that exemptions from registration and qualification may not be available or may not permit such Warrant Holder to transfer all or any of the Shares in the amounts or at the times proposed by such Warrant Holder.

          (g) Rule 144. In addition, such Warrant Holder has been advised that SEC Rule 144 ("Rule 144") promulgated under the 1933 Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares solely due to the holding periods required thereunder and, in any event, requires that the Shares be held for a minimum of one year after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144. Such Warrant Holder understands that Rule 144 may indefinitely restrict transfer of the Shares if such Warrant Holder is an "affiliate" of the Company and "current public information" about the Company (as defined in Rule 144) is not publicly available.

          (h) Legends and Stop-Transfer Orders. Such Warrant Holder understands that certificates or other instruments representing any of the Shares acquired by such Warrant Holder may bear legends substantially similar to the following, in addition to any other legends required by federal or state laws:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY OTHER STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES

          LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT.

In order to ensure and enforce compliance with the restrictions imposed by applicable law and those referred to in the foregoing legend, or elsewhere herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, with respect to any certificate or other instrument representing the Shares and Warrant Shares, or if the Company transfers its own securities, it may make appropriate notations to the same effect in the Company's records. Any legend endorsed on a certificate pursuant to this Subsection (i) and the related stop transfer instructions with respect to such securities shall be removed, and the Company shall issue a certificate without such legend to the holder thereof, if such securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available, if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act or if such holder provides the Company with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for the Company, to the effect that a sale, transfer or assignment of such securities may be made without registration.

     (i) Tax Consequences. THE COMPANY IS UNDER NO OBLIGATION TO REPORT THE EXERCISE OF YOUR WARRANT TO THE INTERNAL REVENUE SERVICE OR ANY STATE OR LOCAL INCOME TAX AUTHORITY. THE WARRANT HOLDER UNDERSTANDS THAT THE WARRANT HOLDER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF THE WARRANT HOLDER'S PURCHASE OR DISPOSITION OF THE SHARES. THE WARRANT HOLDER REPRESENTS THAT THE WARRANT HOLDER HAS CONSULTED WITH ANY TAX CONSULTANT(S) THE WARRANT HOLDER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT THE WARRANT HOLDER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

     -------------------------------------
     Signature of Warrant Holder

                                 ATTACHMENT 1

                           SAME-DAY-SALE COMMITMENT

                                                            Date:
                                                                 -------------

SILICON VALLEY RESEARCH, INC.
6360 San Ignacio Avenue
San Jose, California 95119-1231

          The undersigned Warrant Holder ("Warrant Holder") desires to exercise that certain warrant described in the attached Warrant Exercise Agreement (the "Warrant") with respect to ________ shares of your Common Stock (the "Number of Shares"), and to sell immediately ________ of the Number of Shares (the "Same-Day-Sale Shares") through the undersigned broker (the "Broker") and for the Broker to pay directly to you from the proceeds from such sale $___________ (the "Exercise Price").

          Accordingly, the Warrant Holder hereby represents as follows: (i) Warrant Holder hereby irrevocably exercises the Warrant with respect to the Number of Shares; and (ii) Warrant Holder hereby irrevocably elects to sell through Broker the Same-Day-Sale Shares and unconditionally authorizes you or your transfer agent to deliver certificates representing the Same-Day-Sale Shares to the Broker.

          The Broker hereby represents as follows: (i) the Broker is a member in good standing of the National Association of Securities Dealers; and (ii) the Broker irrevocably commits to pay to you, no more than one (1) business day after receiving certificates representing the Same-Day-Sale Shares, the Exercise Price by check or wire transfer to an account specified by you.

WARRANT HOLDER:                          BROKER:


------------------------------           -----------------------------------
(Signature)                                       (Name of Firm)

------------------------------           -----------------------------------
(Printed Name and Title)                          (Signature)

                                         -----------------------------------
                                                  (Printed Name)

                                         -----------------------------------
                                                  (Title)

                                  ATTACHMENT 2

                               MARGIN COMMITMENT

                                                            Date:
                                                                 ------------


SILICON VALLEY RESEARCH, INC.
6360 San Ignacio Avenue
San Jose, California 95119-1231

          The undersigned Warrant Holder ("Warrant Holder") desires to exercise that certain warrant described in the attached Warrant Exercise Agreement (the "Warrant") with respect to _________ shares of your Common Stock (the "Number of Shares"), and to sell immediately ________ of the Number of Shares (the "Margin Shares") through the undersigned broker (the "Broker") and for the Broker to pay directly to you from the proceeds from such sale $___________ (the "Exercise Price").

          Accordingly, the Warrant Holder hereby represents as follows: (i) Warrant Holder hereby irrevocably exercises the Warrant with respect to the Number of Shares; and (ii) Warrant Holder hereby irrevocably elects to sell through Broker the Margin Shares and unconditionally authorizes you or your transfer agent to deliver certificates representing the Margin Shares to the Broker.

          The Broker hereby represents as follows: (i) the Broker is a member in good standing of the National Association of Securities Dealers; and (ii) the Broker irrevocably commits to pay to you, no more than one (1) business day after receiving certificates representing the Margin Shares, the Exercise Price by check or wire transfer to an account specified by you.


WARRANT HOLDER:                       BROKER:


------------------------------        -----------------------------------
(Signature)                                    (Name of Firm)

------------------------------        -----------------------------------
(Printed Name and Title)                       (Signature)

                                      -----------------------------------
                                               (Printed Name)

                                      -----------------------------------
                                               (Title)